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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 of our reports dated May 4, 2004 relating to the financial statements of 51job, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Consolidated Financial and Operating Data" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, People's Republic of China
July 7, 2004